Exhibit 99.1

Delek Logistics Partners, LP Reports First Quarter 2022 Results
•Reported first quarter net income attributable to all partners of $39.5 million
•EBITDA of $66.0 million represented an increase of 12% y/y
•First quarter distributable cash flow coverage ratio of 1.21x and total leverage ratio of approximately 3.3x
•Declared first quarter distribution of $0.98 per limited partner unit; reflects 6.5% increase y/y
•Planned acquisition of 3Bear builds size and scale, offers geographic and product mix diversity and increases 3rd party revenue
•Permian Gathering business witnessing strong producer activity
•Delivered 37 consecutive quarters of distribution growth with recent quarterly increase to $0.98/unit
•DKL volumes expected to benefit from a lack of major planned turnaround activity in Delek US system in 2022

BRENTWOOD, Tenn., May 3, 2022 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the first quarter 2022. For the three months ended March 31, 2022, Delek Logistics reported net income attributable to all partners of $39.5 million, or $0.91 per diluted common limited partner unit. This compares to net income attributable to all partners of $36.3 million, or $0.83 per diluted common limited partner unit, in the first quarter 2021. Net cash from operating activities was $47.9 million in the first quarter 2022 compared to $61.7 million in the first quarter 2021. Distributable cash flow was $51.7 million in the first quarter 2022, compared to $52.5 million in the first quarter 2021.
For the first quarter 2022, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $66.0 million compared to $58.7 million in the first quarter 2021.
Uzi Yemin, Chairman, President and Chief Executive Officer of Delek Logistics' general partner, remarked: "Strong producer demand is prompting significant volume growth in our Permian Gathering System and we expect momentum to continue throughout the year. Complementing our existing gathering business is the planned acquisition of 3Bear Delaware Holding – NM, LLC. This transaction improves size and scale, increases third party revenue, diversifies geographic footprint within the Permian Basin, expands the product mix and is expected to be immediately accretive to distributable cash flow ratios."
Mr. Yemin continued, “With ongoing consolidation in the MLP space, DKL should screen more attractively to investors as a larger, more diversified company with increasing third-party revenue and a long track record of increasing shareholder returns. The recent announcement to increase the quarterly distribution to $0.98/unit marks the 37th consecutive increase in the quarterly distribution. The outlook for the company is bright with both organic and inorganic growth opportunities underway and a lack of major turnaround activity planned at Delek US in 2022, should translate into strong volumes throughout our system this year."
Distribution and Liquidity
On April 25, 2022, Delek Logistics declared a quarterly cash distribution of $0.98 per common limited partner unit for the first quarter 2022, which equates to $3.92 per common limited partner unit on an annualized basis. This distribution will be paid on May 12, 2022 to unitholders of record on May 5, 2022. This represents a 0.5% increase from the fourth quarter 2021 distribution of $0.975 per common limited partner unit, or $3.90 per common limited partner unit on an annualized basis, and a 6.5% increase over Delek Logistics’ first quarter 2021 distribution of $0.92 per common limited partner unit, or $3.68 per common limited partner unit annualized. For the first quarter 2022, the total cash distribution declared to all partners was approximately $42.6 million, resulting in a distributable cash flow coverage ratio of 1.21x.
As of March 31, 2022, Delek Logistics had total debt of approximately $905.5 million and cash of $2.7 million. Additional borrowing capacity, subject to certain covenants, under the $850.0 million credit facility was $585.9 million. The total leverage ratio was well within the requirements of the maximum allowable leverage ratio under the credit facility.
Financial Results
Contribution margin in the first quarter 2022 was $62.3 million compared to $56.9 million in the first quarter 2021. Overall performance benefited from an increase in utilization on assets supporting the Big Spring Refinery and increased throughput on joint venture pipelines.
Pipelines and Transportation Segment
Contribution margin in the first quarter 2022 was $43.2 million which is broadly in line compared to $41.7 million in the first quarter 2021.
Wholesale Marketing and Terminalling Segment
During the first quarter 2022, contribution margin was $19.0 million compared to $15.2 million in the first quarter 2021. The increase was primarily driven by strong volumes at the Big Spring marketing and terminalling facilities.
Investments in Pipeline Joint Ventures Segment
During the first quarter 2022, income from equity method investments was $7.0 million compared to $4.0 million in the first quarter 2021, primarily driven by increased volumes at both Caddo and Red River.

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First Quarter 2022 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its first quarter 2022 results on Tuesday, May 3, 2022 at 9:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
Investors may also wish to listen to Delek US Holdings, Inc.'s (NYSE: DK) ("Delek US") first quarter 2022 earnings conference call on Tuesday, May 3, 2022 at 11:00 a.m. Central Time and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to www.DelekUS.com.
About Delek Logistics Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US and owns, operates, acquires and constructs crude oil, natural gas and refined products logistics and marketing assets.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting us to Delek US' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; the impact of the COVID-19 outbreak on the demand for crude oil, refined products and transportation and storage services; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; scheduled turnaround activity; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements include, but are not limited to, statements regarding future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth of 5% or at all. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation
Non-GAAP Disclosures:
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before net interest expense, income tax expense, depreciation and amortization expense, including amortization of customer contract intangible assets, which is included as a component of net revenues in our accompanying condensed consolidated statements of income.
•Distributable cash flow - calculated as net cash flow from operating activities plus or minus changes in assets and liabilities, less maintenance capital expenditures net of reimbursements and other adjustments not expected to settle in cash. Delek Logistics believes this is an appropriate reflection of a liquidity measure by which users of its financial statements can assess its ability to generate cash.
EBITDA and distributable cash flow are non GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
Delek Logistics believes that the presentation of EBITDA, distributable cash flow and distributable cash flow coverage ratio provide useful information to investors in assessing its financial condition, its results of operations and the cash flow its business is generating. EBITDA, distributable cash flow and distributable cash flow coverage ratio should not be considered in isolation or as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.

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Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net income and net cash provided by operating activities. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except unit and per unit data)
	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,726	$4,292
Accounts receivable	20,350	15,384
Inventory	1,779	2,406
Other current assets	1,466	951
Total current assets	26,321	23,033
Property, plant and equipment:
Property, plant and equipment	724,921	715,870
Less: accumulated depreciation	(276,587)	(266,482)
Property, plant and equipment, net	448,334	449,388
Equity method investments	249,893	250,030
Operating lease right-of-use assets	19,135	20,933
Goodwill	12,203	12,203
Marketing contract intangible, net	114,774	116,577
Rights-of-way	39,705	37,280
Other non-current assets	24,901	25,627
Total assets	$935,266	$935,071

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$12,627	$8,160
Accounts payable to related parties	50,282	64,423
Interest payable	16,317	5,024
Excise and other taxes payable	4,023	5,280
Current portion of operating lease liabilities	6,688	6,811
Accrued expenses and other current liabilities	6,327	7,117
Total current liabilities	96,264	96,815
Non-current liabilities:
Long-term debt	905,536	898,970
Asset retirement obligations	6,600	6,476
Operating lease liabilities, net of current portion	12,401	14,071
Other non-current liabilities	20,987	22,731
Total non-current liabilities	945,524	942,248
Total liabilities	1,041,788	1,039,063
Equity (Deficit):
Common unitholders - public; 9,162,504 units issued and outstanding at March 31, 2022 (8,774,053 at December 31, 2021)	170,696	166,067
Common unitholders - Delek Holdings; 34,311,278 units issued and outstanding at March 31, 2022 (34,696,800 at December 31, 2021)	(277,218)	(270,059)
Total deficit	(106,522)	(103,992)
Total liabilities and deficit	$935,266	$935,071

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Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended March 31,
	2022	2021
Net revenues:
Affiliate	$123,754	$96,194
Third-party	82,827	56,719
Net revenues	206,581	152,913
Cost of sales:
Cost of materials and other	126,194	81,171
Operating expenses (excluding depreciation and amortization presented below)	17,543	14,250
Depreciation and amortization	9,861	10,247
Total cost of sales	153,598	105,668
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	564	561
General and administrative expenses	5,095	4,105
Depreciation and amortization	474	492
Other operating expense (income), net	12	(83)
Total operating costs and expenses	159,743	110,743
Operating income	46,838	42,170
Interest expense, net	14,250	9,737
Income from equity method investments	(7,026)	(4,049)
Other (income) expense, net	(1)	31
Total non-operating expenses, net	7,223	5,719
Income before income tax expense	39,615	36,451
Income tax expense	101	184
Net income attributable to partners	$39,514	$36,267
Comprehensive income attributable to partners	$39,514	$36,267

Net income per limited partner unit:
Common units - basic	$0.91	$0.83
Common units - diluted	$0.91	$0.83

Weighted average limited partner units outstanding:
Common units - basic	43,471,536	43,443,336
Common units - diluted	43,481,572	43,449,059

Cash distribution per limited partner unit	$0.98	$0.92

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Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$39,514	$36,267
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,335	10,739
Non-cash lease expense	1,798	2,018
Amortization of customer contract intangible assets	1,803	1,803
Amortization of deferred revenue	(444)	(538)
Amortization of deferred financing costs and debt discount	847	625
Income from equity method investments	(7,026)	(4,049)
Dividends from equity method investments	6,613	3,730
Other non-cash adjustments	492	274
Changes in assets and liabilities:
Accounts receivable	(4,966)	3,354
Inventories and other current assets	112	1,020
Accounts payable and other current liabilities	14,157	(390)
Accounts receivable/payable to related parties	(14,141)	7,359
Non-current assets and liabilities, net	(1,174)	(480)
Changes in assets and liabilities	(6,012)	10,863
Net cash provided by operating activities	47,920	61,732
Cash flows from investing activities
Purchases of property, plant and equipment	(10,613)	(6,119)
Proceeds from sales of property, plant and equipment	12	83
Purchases of intangible assets	(2,425)	(474)
Distributions from equity method investments	550	3,924
Equity method investment contributions	—	(1,379)
Net cash used in investing activities	(12,476)	(3,965)
Cash flows from financing activities
Distributions to common unitholders - public	(8,570)	(7,914)
Distributions to common unitholders - Delek Holdings	(33,830)	(31,619)
Proceeds from revolving credit facility	113,600	77,500
Payments on revolving credit facility	(107,500)	(86,600)
Payments on finance lease	(710)	—
Net cash used in financing activities	(37,010)	(48,633)
Net (decrease) increase in cash and cash equivalents	(1,566)	9,134
Cash and cash equivalents at the beginning of the period	4,292	4,243
Cash and cash equivalents at the end of the period	$2,726	$13,377
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$2,110	$4,937
Non-cash investing activities:
Increase in accrued capital expenditures in accounts payable/receivable related parties	$—	$3,119
Decrease in accrued capital expenditures and other	$(1,527)	$(1,439)
Non-cash financing activities:
Non-cash lease liability arising from obtaining right of use assets during the period	$—	$2,623

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
(In thousands)
	Three Months Ended March 31,
	2022	2021
Reconciliation of Net Income to EBITDA:
Net income	$39,514	$36,267
Add:
Income tax expense	101	184
Depreciation and amortization	10,335	10,739
Amortization of customer contract intangible assets	1,803	1,803
Interest expense, net	14,250	9,737
EBITDA	$66,003	$58,730

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash provided by operating activities	$47,920	$61,732
Changes in assets and liabilities	6,012	(10,863)
Non-cash lease expense	(1,798)	(2,018)
Distributions from equity method investments in investing activities	550	3,924
Maintenance and regulatory capital expenditures	(807)	(515)
(Refund to) reimbursement from Delek Holdings for capital expenditures	(15)	359
Accretion of asset retirement obligations	(124)	(115)
Deferred income taxes	—	(65)
Other operating (expense) income, net	(12)	83
Distributable Cash Flow	$51,726	$52,522

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation
(In thousands)
	Three Months Ended March 31,
Distributions to partners of Delek Logistics, LP	2022	2021
Total distributions to be paid	$42,604	$39,968

Distributable cash flow	$51,726	$52,522
Distributable cash flow coverage ratio (1)	1.21x	1.31x
(1) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Three Months Ended March 31,
	2022	2021
Pipelines and Transportation
Net revenues:
Affiliate	$71,023	$63,048
Third party	4,782	1,927
Total pipelines and transportation	75,805	64,975
Cost of sales:
Cost of materials and other	19,602	13,079
Operating expenses (excluding depreciation and amortization)	12,958	10,172
Segment contribution margin	$43,245	$41,724
Capital spending (1)	$8,149	$5,845

Wholesale Marketing and Terminalling
Net revenues:
Affiliates (2)	$52,731	$33,146
Third party	78,045	54,792
Total wholesale marketing and terminalling	130,776	87,938
Cost of sales:
Cost of materials and other	106,592	68,092
Operating expenses (excluding depreciation and amortization)	5,149	4,639
Segment contribution margin	$19,035	$15,207
Capital spending (1)	$937	$1,954

Investments in Pipeline Joint Ventures
Income from equity method investments	$(7,026)	$(4,049)
Equity method investments contributions	$—	$(1,379)

Consolidated
Net revenues:
Affiliates	$123,754	$96,194
Third party	82,827	56,719
Total consolidated	206,581	152,913
Cost of sales:
Cost of materials and other	126,194	81,171
Operating expenses (excluding depreciation and amortization presented below)	18,107	14,811
Contribution margin	62,280	56,931
General and administrative expenses	5,095	4,105
Depreciation and amortization	10,335	10,739
Other operating expense (income), net	12	(83)
Operating income	46,838	42,170
Interest expense, net	14,250	9,737
Income from equity method investments	(7,026)	(4,049)
Other (income) expense, net	(1)	31
Total non-operating expenses, net	7,223	5,719
Income before income tax expense	39,615	36,451
Income tax expense	101	184
Net income attributable to partners	$39,514	$36,267
Capital spending (1)	$9,086	$7,799
(1) There were no capital contributions to equity method investments for the three months ended March 31, 2022. Capital spending for the three months ended March 31, 2021 excludes contributions to equity method investments in the amount of $1.4 million.
(2) Affiliate revenue for the wholesale marketing and terminalling segment is presented net of amortization expense pertaining to the Marketing Contract Intangible Acquisition.

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Delek Logistics Partners, LP
Segment Capital Spending (1)
(In thousands)
	Three Months Ended March 31,
Pipelines and Transportation	2022	2021
Maintenance capital spending	$1,280	$477
Discretionary capital spending	6,869	5,368
Segment capital spending	8,149	5,845
Wholesale Marketing and Terminalling
Maintenance capital spending	792	39
Discretionary capital spending	145	1,915
Segment capital spending	937	1,954
Consolidated
Maintenance capital spending	2,072	516
Discretionary capital spending	7,014	7,283
Total capital spending	$9,086	$7,799
(1) Capital spending excludes the capital contributions to our equity method investments. There were no equity method investments capital contributions for the three months ended March 31, 2022. The equity method investments capital contributions were $1.4 million for the three months ended March 31, 2021.

Delek Logistics Partners, LP
Segment Data (Unaudited)
	Three Months Ended March 31,
	2022	2021
Pipelines and Transportation Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	72,872	44,118
Refined products pipelines to Enterprise Systems	59,522	26,349
El Dorado Gathering System	16,156	11,880
East Texas Crude Logistics System	16,056	26,075
Permian Gathering System (1)	100,325	73,724
Plains Connection System	162,007	108,361
Trucking Assets	9,306	10,187

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (2)	70,578	71,963
Big Spring marketing throughputs (average bpd)	75,549	72,927
West Texas marketing throughputs (average bpd)	9,913	10,138
West Texas gross margin per barrel	$3.04	$3.42
Terminalling throughputs (average bpd) (3)	137,622	144,539
(1) Formerly known as the Big Spring Gathering System. Excludes volumes that are being temporarily transported via trucks while connectors are under construction.
(2) Excludes jet fuel and petroleum coke.
(3) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas, El Dorado and North Little Rock, Arkansas and Memphis and Nashville, Tennessee terminals.

Investor/Media Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312
Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Public Affairs & ESG, 615-435-1407
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (ir.deleklogistics.com), news webpage (www.deleklogistics.com/news) and its Twitter account (@DelekLogistics).

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